Exhibit 3.267

UNITED STATES OF AMERICA

# State of Louisiana

## Tom Schedler

SECRETARY OF STATE

*As Secretary of State, of the State of Louisiana, I do hereby Certify that*

the attached document(s) of

**PHC-LAKEWOOD, INC.**

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

March 14, 2011

*Secretary of State*

MBL 35131167D

**Certificate ID:** 10148527#5PK73

**To validate this certificate, visit the following web site, go to Commercial Division, Certificate Validation, then follow the instructions displayed.**

**www.sos.louisiana.gov**

Page 1 of 1 on 3/14/2011 8:18:40 AM

the attached documents) of PHC-LAKEWOOD, INC. are true and correct and are filed in the Louisiana Secretary of State’s Office. 35131167D ORIGF8/21/2001 2 page(3)34837215 12104 9/1/2003 1 page(s) 35982493 12104 7/20/2005 1 page(3) 36015549 12104 1/29/2008 2 page(s) 40275281 10 AH 8/11/2010 2 page(s)

W. Fox McKeithen
Secretary of State

ARTICLES OF INCORPORATION
(R.S. 12:24)
Domestic Business Corporation	Return to:	Commercial Division
Enclose $69.00 filing fee		P.O. Box 94125
Make remittance payable to		Baton Rouge, LA 70804 -9125
Secretary of State		Phone (225) 925-4704
Do not send cash		Web Site: www.sec.state.la.ue

STATE OF TENNESSEE
PARISH/COUNTY OF WILLIAMSON
1.	The name of this corporation is PHC-Lakewood. Inc.

2.	This corporation is formed for the purpose of, (check one)
☑	Engaging in any lawful activity for which corporations may be formed.

☐

(use for limiting corporate activity)
3.	The duration of this corporation is: (may be perpetual) perpetual

4.	The aggregate number of shares which the corporation shall have authority to issue is: 1,000

5.	The shares shall consist of one class only and the par value of each share is $.01 (shares may be without par value) per share.

6.	The full name and post office address of each incorporator is: Howard T. Wall, 105 Westwood Place, Suite 400, Brentwood,

Tennessee 37027

7.	Other provisions:

8.	The corporation’s federal tax identification number is: applied for

Incorporator(s) Signature:

/s/ Howard T. Wall

Sworn to and subscribed before me, the undersigned Notary Public, on this date: 20th day of August 2001

/s/ [ILLEGIBLE] Notary
299 Rev. 4/99
[ILLEGIBLE]
(See instructions on back)

W. Fox McKeithen
Secretary of State
DOMESTIC BUSINESS CORPORATION INITIAL REPORT
(R.S. 12:25 AND 12:101)

1.	The name of this corporation is: PHC-Lakewood, Inc.

2.	The location and municipal address (not a P.O. Box only) of this corporation’s registered office:

225 St. Ann Drive

Mandeville, Louisiana 70471-3219

3.	The full name and municipal address (not a P. O. Box only) of each of this corporation’s registered agent(s) is/are:

National Registered Agents, Inc.

225 St. Ann Drive, Mandeville, Louisiana 70471-3219

4.	The names and municipal address (not a P.O. Box only) of the first directors are:

Martin D. Rash, 105 Westwood Place, Suite 400, Brentwood, TN 37027

Howard T. Wall, 105 Westwood Place, Suite 400, Brentwood, TN 37027

Incorporator(s) signature(s) /s/ Howard T. Wall

AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE
I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named corporation.

Registered agent(s) signature(s):

/s/ [ILLEGIBLE]

Sworn to and subscribed before me, the undersigned Notary Public, on this date: 3/21/01

/s/ [ILLEGIBLE]

Notary	Notary Public, Clayton County, Georgia
My Commission Expires Aug. 17, 2002
[ILLEGIBLE]
(See instructions on back)

NOTICE OF NEW ADDRESS OF REGISTERED
AGENT FOR SERVICE OF PROCESS
TO: The Secretary of State for the State of Louisiana
     Notice is hereby given pursuant to La. R. S. Title 12:04, Title 12:38, Title 12:1308 and Title 12:1350 of the new address of National Registered Agents, Inc.’s Office in the State of Louisiana where process may be served for business entities represented by National Registered Agents, Inc., as shown of the records of the Secretary of State; and under Title 9:3424 for foreign partnerships.
     The Agent for Service of Process, National Registered Agents, Inc., was formerly located at 225 St. Ann Drive, Mandeville, Louisiana, 70471-3219.
     The new address for the subject Agent for Service of Process, National Registered Agents, Inc. is 1280 Clausel Street, Mandeville, Louisiana 70448.
Notice is also given pursuant to La. R. S. Title 12:308 that the registered office for each business entity shown on the records of the Secretary of State to be represented by National Registered Agents, Inc. and designating 225 St. Ann Drive, Mandeville, Louisiana, 70471-3219 is changed to 1280 Clausel Street, Mandeville, Louisiana 70448.
     All such business entities may now be served at the new address of the Agent for Service of Process as set forth as of September 1, 2003.
I, Dennis E. Howarth, President of the aforesaid corporation, hereby declare the contents of this Notice true to the best of my knowledge and belief, as of this 25th day of August, 2003.

National Registered Agents, Inc.
By:	/s/ Dennis E. Howarth
Dennis E. Howarth, President

W. Fox McKeithen
Secretary of State
NOTICE OF CHANGE OF REGISTERED OFFICE
AND/OR CHANGE OF REGISTERED AGENT
(R.S. 12:104 & 12:236)

Enclose $25 filing fee	Return to:	Commercial Division
Domestic Corporation (Business or Non Profit)		P. O. Box 94125
Make remittance payable to		Baton Rouge, LA 70804-9125
Secretary of State		Phone (225) 925-4704
Do Not Send Cash		Web Site: www.sos.louisiana.gov

Corporation Name: PHC-Lakewood, Inc.
CHANGE OF LOCATION OF REGISTERED OFFICE
Notice is hereby given that the Board of Directors of the above named corporation has authorized a change in the location of the corporation’s registered office. The new registered office is located at:

To be signed by an officer or a director	Date
CHANGE OF REGISTERED AGENT(S)
Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporation’s registered agent(s). The name(s) and address(es) of the new registered agent(s) is/are as follows: C T Corporation System, 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809

[ILLEGIBLE]	07/05/05

President, Vice President or Secretary	Date
AGENT’S ACCEPTANCE AND ACKNOWLEDGEMENT OF APPOINTMENT
I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named corporation.

/s/ Mary R. Adams CT Corporation System

By:	MARY R. ADAMS ASSISTANT SECRETARY
Sworn to and subscribed before me, the undersigned Notary Public, on this date: 7/12/05
NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

/s/ [ILLEGIBLE] Notary Signature

[ILLEGIBLE]
(See instructions on back)

NOTICE OF NEW ADDRESS OF REGISTERED
AGENT FOR SERVICE OF PROCESS
     Notice is hereby given pursuant to Louisiana R.S. Title 12:104; 308; 236;1308; 1350 and 9:3432; 9:3422; 9:3401 of the new address of C T Corporation System in the State of Louisiana where process may be served for the domestic and foreign profit corporations, non profit corporations, limited liability companies and limited partnerships represented by C T Corporation System as shown on the records of the Secretary of State.
     The agent for service of process, C T Corporation System, was formerly located at: 8550 United Plaza Blvd., Baton Rouge, Louisiana 70809. The new address for the said agent for service of process is: 5615 Corporate Blvd, Suite 400B, Baton Rouge, Louisiana 70808.
     Please record the change of registered address for the entities shown on the record of the Secretary of State as being represented by C T Corporation System, as the registered agent. The list of entities is attached to this notice. These entities may now be served at the new address of the agent for service of process as set forth above as of the date of this document is received and filed with the Secretary of State of Louisiana.
     I, Kenneth Uva, Vice President of C T Corporation System, hereby declare the contents of this Notice true to the best of my knowledge and belief as of this 28th day of January, 2008.

C T CORPORATION SYSTEM

/s/ Kenneth Uva Kenneth Uva, Vice President
Sworn to and subscribed before me, the undersigned Notary Public on this date: January 28, 2008.

/s/ Laurel Jean Wellington Notary Public

LAUREL JEAN WELLINGTON
Notary Public, State of New York
No 01WE6035039
Qualified in Kings County
Certificate Filed in New York County
Commission Expires Dec. 20, 2009

JAY DARDENNE
SECRETARY OF STATE
State of Louisiana
Secretary of State

COMMERCIAL DIVISION
Uniform Commercial Code
225.925.4704
Fax
225-922.0452
Administrative Services
225.925.4704
Fax
225-925.4726
Corporations
225.925.4704
Fax
225-922-0435

This letter serves as certification that on or about January 29, 2008, our office created a list of the companies for which C T Corporation System serves as registered agent. As per the instructions on the previous page, referred to as Amendment 36015549, we have taken appropriate action to change this registered agent address for all of the clients of C T Corporation System.
Sincerely,

Carla Bonaventure
Commercial Division Administrator

JAY DARDENNE
Secretary of State
DOMESTIC CORPORATION
ANNUAL REPORT
For Period Ending
8/21/2010

Mailing Address Only (INDICATE CHANGES TO THIS ADDRESS IN THIS BOX) 35131167 D PHC-LAKEWOOD, INC. 103 POWELL COURT, STE. 200 BRENTWOOD, TN 37027	(INDICATE CHANGES TO THIS ADDRESS IN THIS BOX) 1 Registered Office Address in Louisiana (Do not use P. O. Box) C/O C T CORPORATION SYSTEM 8550 UNITED PLAZA BLVD. BATON ROUGE, LA 70809
Federal Tax ID Number
62-1864994
Our records indicate the following registered agents for the corporation. Indicate any changes or deletions below. All agents must have a Louisiana address. Do not use a P. O. Box.

A NEW REGISTERED AGENT REQUIRES A NOTARIZED SIGNATURE
     C T CORPORATION SYSTEM
          5615 CORPORATE BLVD., STE. 400B BATON ROUGE, LA 70808

I hereby accept the appointment of registered agent(s).	Sworn to and subscribed before me on NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

New Registered Agent Signature	Notary Signature Date
This report reflects a maximum of three officers or directors from our records for this corporation. Indicate any changes or deletions below. Include a filing of all names along with each file held and their address. Do not use a P. O. Box. If additional space is needed attach an addendum.

MICHAEL B. CLARK	President, Director
103 POWELL COURT, STE. 200 BRENTWOOD, TN 37027
MICHAEL S. COGGIN	Vice-President, Treasurer
103 POWELL COURT, STE. 200 BRENTWOOD, TN 37027
MARY KIM E. SHIPP	Secretary
103 POWELL COURT, STE. 200 BRENTWOOD, TN 37027
* See attached list of officers and directors *

SIGNà	To be signed by an officer, director or agent	Title	Phone	Date
	/s/ Mary Kim E. Shipp Mary Kim E. Shipp	Secretary	6153728500	7-28-10
	Signee’s address	Email Address		(For Office Use Only)
	103 Powell Ct Brentwood, TN 37027	gretchen.catron@LPNT.net

Enclose filing fee of $25.00	Return by: 8/21/2010

Make remittance payable to Secretary of State	To: Commercial Division
Do Not Send Cash	P. O. Box 94125
Do Not Staple	Baton Rouge, LA 70904-9125
Phone (225) 925-4704
web site: www.sos.louisiana.gov                                                    DO NOT STAPLE
3    X
ALL UNSIGNED REPORTS WILL BE RETURNED

PHC-Lakewood, Inc.
(Shares Authorized: 1,000 Common
Shares Issued: 1,000
Stockholders: Province Healthcare Company)
EIN: 62-1864994
Directors:
R. Scott Raplee
Michael B. Clark
Officers:
Michael B. Clark, President
A. Gene Smith, Chief Financial Officer
R. Scott Raplee, Operations President
Randy McVay, Operations CFO
Michael S. Coggin, Senior Vice President and Treasurer
Christopher J. Monte, Vice President
Mary Kim E. Shipp, Secretary
Address for above officers and directors:
103 Powell Court, Ste 200
Brentwood, TN 37027
615-372-8500